EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Time Warner Inc. (“Time Warner”) of our reports dated February 19, 2010 with respect to the consolidated financial statements, schedule and supplementary information of Time Warner and the effectiveness of internal control over financial reporting of Time Warner, included in Time Warner’s Annual Report on Form 10-K for the year ended December 31, 2009:

1) No. 333-53564	8)	No. 333-54518	15) No. 333-105384	22) No. 333-142536
2) No. 333-53568	9)	No. 333-65350	16) No. 333-116118	23) No. 333-157446
3) No. 333-53572	10)	No. 333-65692	17) No. 333-123276	24) No. 333-157448
4) No. 333-53574	11)	No. 333-84858	18) No. 333-123278	25) No. 333-158419
5) No. 333-53576	11)	No. 333-102787	19) No. 333-132070
6) No. 333-53578	13)	No. 333-104134	20) No. 333-137291
7) No. 333-53580	14)	No. 333-104135	21) No. 333-137292
Ernst & Young LLP

/s/ Ernst & Young LLP
New York, New York
February 19, 2010